EXHIBIT 5.1
                       CONSENT OF INDEPENDENT ACCOUNTANTS
The Sponsors and Trustee of Equity Investor Fund,
Concept Series, Real Estate Income Fund 4, Defined Asset Funds:

We hereby consent to the use in this Registration Statement No. 333-50587 of our report dated May 12, 1999, relating to the Statement of Condition of Equity Investor Fund, Concept Series, Real Estate Income Fund 4, Defined Asset Funds and to the reference to us under the heading 'How The Fund Works-- Auditors' in the Prospectus which is a part of this Registration Statement.

DELOITTE & TOUCHE LLP
New York, N.Y.
May 12, 1999